Exhibit 10.6

EMPLOYMENT AGREEMENT

As Amended and Restated

THIS AGREEMENT is amended and restated as of the 3rd day of July, 2012 (as amended and restated, this “Agreement”), by NICHOLAS FINANCIAL, INC., a British Columbia, Canada corporation (the “Company”), and PETER L. VOSOTAS (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee entered into an Employment Agreement as of March 16, 1999 (the “Original Agreement”);

WHEREAS, the Company desires to continue to assure itself of the Employee’s continued employment in an Employee capacity;

WHEREAS, the Company continues to recognize that circumstances may arise in which a change in control of the Company occurs, through acquisition or otherwise, thereby causing uncertainty about the Employee’s future employment with the Company without regard to the Employee’s competence or past contributions, which uncertainty may result in the loss of valuable services of the Employee to the detriment of the Company and its shareholders, and the Company and the Employee wish to provide reasonable security to the Employee against changes in the Employee’s relationship with the Company in the event of any such change in control;

WHEREAS, the Company and the Employee continue to be desirous that any proposal for a change in control or acquisition of the Company will be considered by the Employee objectively and with reference only to the best interests of the Company and its shareholders;

WHEREAS, the Employee will be in a better position to consider the Company’s best interests if the Employee is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which could result from any such change in control or acquisition;

WHEREAS, the Employee desires to continue to be employed by the Company on the terms and conditions hereinafter set forth; and

WHEREAS, the Employee and the Company desire to amend and restate the Original Agreement to reflect full compliance with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Employee, and the Employee hereby agrees to serve the Company, as President & CEO. Peter L. Vosotas shall report directly to Board of Directors and shall render to the Company such management and policy-making services of the type customarily performed by persons serving in similar capacities with other employers that are similar to the Company, together with such other duties with which he is charged by the Company’s Articles or Notice of Articles (or any similar governance instruments) and subject to the overall direction and control of the Company’s Board of Directors. The Employee accepts such employment and agrees to devote his best efforts and substantially all of his business time, skill, labor and attention to the performance of such duties. The Employee agrees not to engage in or be concerned with any other commercial duties or pursuits during the Term (as hereinafter defined) of this Agreement; provided, however, that the Employee may be involved in a passive capacity in a non-competitive business subject to the prior written approval of the Company’s Board of Directors. Furthermore, the Employee shall assume and competently perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Board of Directors of the Company. To the extent that the Company shall have any parent, subsidiary, affiliated corporations, partnerships, or joint venture (collectively “Related Entities”), the Employee shall perform such duties to promote these entities and their respective interests to the same extent as the interests of the Company without additional compensation. At all times, Employee agrees that he has read and will abide by, and prospectively will read and abide by, any employee handbook, policy, or practice that the Company or Related Entities has or hereafter adopts with respect to its employees generally.

2. TERM. The employment of the Employee under the Original Agreement commenced on the date thereof and continued through and including the close of business on the 1st anniversary of the date thereof (the “Initial Term”). Since the end of the Initial Term, the Original Agreement has renewed automatically on the anniversary of the last day of the Initial Term for successive 2-year terms and, subject to the terms and conditions hereof, this Agreement shall continue to renew automatically on the anniversary of the last day of the Initial Term for successive 2-year terms (the Initial Term, as well as any such renewal(s) thereof, shall be referred to herein as the “Term”) unless the Company provides to the Employee, at least sixty (60) days prior to the expiration of any renewal Term, written notification that it intends not to renew this Agreement; and, provided, further, that this Agreement may be terminated in accordance with Section 5 hereof (with the exception of the obligations of the parties hereunder that shall survive any such termination).

3. COMPENSATION.

(a) Annual Base Salary and Bonus. As compensation for his services under this Agreement, the Employee shall receive, and the Company shall pay, an annual base salary of such amount as shall be determined by the Compensation Committee of the Company’s Board of Directors (or other committee performing similar functions), but not less than $360,000 (U.S.). Such annual base salary shall be payable in equal installments in accordance with the policy then prevailing for the Company’s Employees. In addition to such annual base salary, the Employee shall be entitled, during the Term, to an annual performance bonus as determined by the Compensation Committee of the Board of Directors (or other committee performing similar functions), and to participate in and receive payments from all other bonus and other incentive compensation plans as may be adopted by the Company as are made available to other Employees of the Company.

(b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, Federal income tax, state and local income tax, if any, and comparable laws and regulations.

(c) Other Benefits. The Employee shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by him in the performance of his duties hereunder in accordance with the Company’s standard policy regarding expense verification practices. The Employee shall be entitled to that number of weeks paid vacation per year that is available to other Employees of the Company, and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance and other employee benefits plans, if any, which the Company may from time to time make available to its Employees generally.

4. NONCOMPETITION AND NON-DISCLOSURE REQUIREMENTS.

(a) Employee acknowledges that his services are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with customers, suppliers and employees of the Company and other Related Entities. The Employee further acknowledges that the rendering of services under this Agreement necessarily requires the disclosure to him of confidential information (as defined below) of the Company and/or Related Entities. The Employee and the Company agree that both prior to and during his course of employment with the Company, the Employee had, has and will continue to develop personal relationships with the Company’s financiers, customers, suppliers and employees, and that the Employee holds a position of substantial trust and confidence. As a consequence, the Employee agrees that it is reasonable and necessary for the protection of goodwill and legitimate business interests of the Company and Related Entities that the Employee make the covenants contained herein, that the covenants are a material inducement for the Company to employ the Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

(b) The Employee covenants and agrees that during his employment by the Company (whether during the Term hereof or otherwise), and thereafter for a period of two (2) years following the termination of the Employee’s employment with the Company, he will not:

(i) directly or indirectly engage in, continue in or carry on the business of the Company or any Related Entity, or any business substantially similar thereto, including owning or controlling any financial interest in, any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

(ii) directly or indirectly, assist, promote or encourage any employees or clients, or potential employees or clients, of the Company or Related Entities to terminate or discontinue their relationship in order to pursue opportunities or employment with any competitor of the Company or Related Entities;

(iii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Company or any Related Entity in any aspect of their respective businesses during the Employee’s employment with the Company, including, but not limited to: advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; or loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction whether or not on an arms’ length basis with any such competitor; or

(iv) engage in any practice the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the business or the Company; provided, however, that the foregoing shall not preclude the Employee’s ownership of not more than 5% of the equity securities of a corporation which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) The Employee acknowledges that the inventions, innovations, software, trade secrets, business plans, financial strategies, finances, and all other confidential or proprietary information with respect to the business and operations of the Company and Related Entities are valuable, special and unique assets of the Company. The Employee agrees not to, at any time during or after the Term of this Agreement, disclose, directly or indirectly, to any person or entity, or use or authorize or propose to authorize any person or entity to use any confidential or proprietary information with respect to the Company or Related Entities without the prior written consent of the Company including, without limitation, information as to the financial condition, results of operations, identities of clients or prospective clients, products under development, acquisition strategies or acquisitions under consideration, pricing or cost information, marketing strategies or any other information relating to the Company or any of the Related Entities which could be reasonably regarded as confidential. However, this does not include information which is or shall become generally available to the public other than as a result of disclosure by the Company or Related Entities or any of their agents, affiliates or representatives or a person to whom any of them has provided such information.

(d) The Employee agrees that the geographic scope of this covenant not to compete shall extend to (i) the states of Alabama, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Maryland, Michigan, Missouri, North Carolina, Ohio, South Carolina, Tennessee and Virginia, which constitute the geographic area in which the Company has operated its business at some time during the two years preceding the date of this Agreement; or (ii) such broader geographic area where the Company conducts business at any time during the Term of this Agreement.

(e) In the event of any breach of this covenant not to compete, the Employee recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 4.

(f) In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

5. TERMINATION.

(a) Death. The Employee’s employment hereunder shall terminate upon his death.

(b) Disability. If, during the Term, the Employee becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Employee or, if due to such physical or mental disability, the Employee becomes unable for a period of more than twelve (12) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Employee’s employment hereunder upon not less than thirty (30) days’ written notice of termination.

(c) Cause. The Company may terminate this Agreement at any time with Cause. As used in this Agreement, “Cause” shall mean the following: (1) a material violation of the Employer’s policies or practices which reasonably justifies termination; (2) conviction of a felony or any crime involving moral turpitude, fraud, dishonesty or misrepresentation, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; (3) the commission by the Employee of any act which would reasonably be expected to materially injure the reputation, business, or business relationships of the Company or Related Entities; or (4) any material breach by Employee of this Agreement. The Company may terminate this Agreement with Cause as defined in clauses (1) and (4) above upon fifteen (15) business days’ prior written notice (the “Cause Notification Period”) to Employee, but such termination shall only become effective in the event of Employee’s failure to cure the applicable breach or violation, to the reasonable satisfaction of Company, prior to the end of the Cause Notification Period. The Company may terminate this Agreement without notice at any time with Cause as defined in clause (2) or (3) above. In the event of a termination with Cause, the Company shall be relieved of all its obligations to the Employee provided for by this Agreement, and all payments to the Employees hereunder shall immediately cease and terminate. For the avoidance of doubt, the Company also may terminate the Employee’s employment hereunder at any time without Cause by written notice; provided, however, that the Company shall owe the Employee the Severance Payment (as defined below) following a termination of the Employee’s employment by the Company other than for Cause.

(d) Involuntary Termination by Employee. The Employee may terminate his employment hereunder upon (i) a good faith determination by the Employee that there has been a material breach of the Agreement by the Company, (ii) a material adverse change in the Employee’s working conditions or status, (iii) a significant relocation of the Employee’s principal office, or (iv) upon or within the two-year period following a Change of Control, a good faith determination by the Employee that there has been any of the following: a breach of the Agreement by the Company, any adverse change in the Employee’s working conditions, status, authority, duties, responsibilities (including but not limited to a requirement that the Employee report to a corporate officer instead of reporting directly to the board of directors) or any requirement that the Employee relocate his principal office to a location that is more than ten (10) miles from the location of the Employee’s principal office immediately prior to the Change of Control (any one of the preceding constituting “Good Reason”), by delivering written notice of termination to the Company indicating in reasonable detail the facts and circumstances alleged to provide a basis for such termination and shall cease performing the Employee’s duties hereunder on the date which is ten (10) days after delivery of the notice, which date shall also be the date of termination of the Employee’s employment.

(e) Voluntary Termination by Employee. The Employee agrees to provide the Company with at least twenty (20) business days’ (“Termination Notice Period”) prior written notice of his intent to terminate employment voluntarily. Failure to provide such notice terminates the Employee’s entitlement to payment of accrued, unused benefits, such as vacation. However, the Company reserves the right to terminate the Employee before the end of the Termination Notice Period, provided that the Company pays the Employee the salary that he would have received from the date of the last payroll payment to the end of the Termination Notice Period. Such salary shall be paid in accordance with the Company’s normal payroll procedures applicable to base salary. During the Termination Notice Period, the Employee agrees to make a good faith effort to perform the duties described hereunder. If, during the Term, the Employee voluntarily terminates his employment with the Company, the Company’s obligations, including payment obligations, under this Agreement shall cease, except that the Company shall pay the Employee the amount of base salary that he would have received from the date of the last payroll payment to the end of the Termination Notice Period in accordance with the Company’s normal payroll procedures applicable to base salary.

(f) Severance Payment. In the event of a termination of the Employee’s employment (i) by the Company other than for Cause or (ii) by the Employee in a manner which satisfies Section 5(d), the Company shall pay the Employee (subject to the provisions of Section 6 of this Agreement) a one-time, lump-sum severance payment equal to TWO (2) times the sum of (A) the Employee’s annual base salary in effect at the time of such termination and (B) the Employee’s average annual bonus for the TWO (2) full calendar years immediately preceding such termination (“Severance Payment”). The Severance Payment shall be paid to the Employee in cash equivalent on the first day of the seventh (7th) month following the month in which the termination of the Employee’s employment occurs, without interest thereon; provided, however, that if, on the date of termination of the Employee’s employment, the Employee is not a “specified employee” within the meaning of Section 409A of the Code, then the Severance Payment shall be paid to the Employee in cash equivalent on the date that is sixty (60) days after the date of termination of the Employee’s employment ; provided further that, notwithstanding anything to the contrary in this Agreement, no Severance Payment (except any amounts paid pursuant to Section 17(c) of this Agreement) shall be paid before the date that is eighteen (18) months after the amendment and restatement of this Agreement.

(g) Benefits. The following shall apply upon termination of the Employee’s employment: Notwithstanding anything to the contrary herein contained, the Employee shall receive all compensation and other benefits to which he was entitled under this Agreement or otherwise as an employee of the Company through the termination date, including payments of base salary accrued hereunder through the calendar month in which such termination occurs.

6. TAX PROVISIONS.

(a) No Excess Parachute Payment. It is the intention of the Company and the Employee that no portion of the Severance Payment or any other payment or benefit under this Agreement, or payments to or for the benefit of the Employee under any other agreement or plan (collectively, the “Change of Control Benefits”) be deemed to be an excess parachute payment as defined in Section 280G of the Code or any successor provision thereto. Notwithstanding any other provision of this Agreement, if any portion of the Change of Control Benefits would constitute a parachute payment within the meaning of Section 280G of the Code, such Change of Control Benefits shall be reduced to an amount equal to One Dollar ($1.00) less than the maximum amount which the Employee may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision) or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision).

(b) Opinion. For purposes of this Section, within thirty (30) days after delivery of a written notice of termination by the Employee in a manner which satisfies Section 5(d) or by the Company other than for Cause pursuant to this Agreement or an earlier written notice by the Company to the Employee of its belief that there is a payment or benefit due the Employee which will result in an excess parachute payment as defined in Section 280G of the Code or any successor provision thereto, the Employee and the Company shall obtain, at the Company’s expense, the opinion (which need not be unqualified) of nationally recognized tax counsel (“Tax Counsel”) selected by the Company’s independent auditors and acceptable to the Employee, which sets forth (A) the “base amount” within the meaning of Section 280G; (B) the aggregate present value of the payments in the nature of compensation to the Employee as prescribed in Section 280G(b)(2)(A)(ii); and (C) the amount and present value of any “excess parachute payment” within the meaning of Section 280G(b)(1).

In the event that such opinion determines that there would be an excess parachute payment, the Change of Control Benefits shall be reduced or eliminated by applying the following principles, in order: (i) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (ii) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (iii) cash payments shall be reduced prior to non-cash benefits; provided, however, that if the foregoing order of reduction or elimination would violate Section 409A of the Code, then the reduction shall be made pro rata among the payments or benefits included in the Change of Control Benefits (on the basis of the relative present value of the parachute payments). For purposes of this Agreement, the value of any noncash benefits or any deferred payment or benefit, and all present economic values, shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Employee. Such opinion shall be dated as of the date of termination of the Employee’s employment and addressed to the Company and the Employee and shall be binding upon the Company and the Employee.

The provisions of this Section 6(b), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation earned by the Employee pursuant to the Company’s compensation programs prior to a change of control is reasonable; provided, however, that in the event such Tax Counsel so requests in connection with the opinion required by this Section 6(b), the Company shall obtain at its expense, and Tax Counsel may rely on in providing the opinion, the advice of a firm of recognized Employee compensation consultants as to the reasonableness of any item of compensation to be received by the Employee.

(c) Effect of Change in Law. In the event that the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed, this Section 6 shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final regulations promulgated under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations, this Agreement may be modified as the parties hereto may in good faith deem necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modification shall not be unreasonably withheld.

7. ADDITIONAL PAYMENT.

(a) If, notwithstanding the provisions of Section 6 of this Agreement, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of the Change of Control Benefits is subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any successor provision), then the Company shall pay to the Employee an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Employee, after deduction of (i) any Excise Tax; (ii) any federal, state or local taxes arising in respect of the imposition of such Excise Tax; and (iii) any federal, state or local taxes (including the Excise Tax) imposed upon the payment provided for by this Section 7, shall be equal to the Change of Control Benefits. The Company shall make any Gross-Up Payment under this Section 7(a) within thirty (30) days after the date on which the applicable taxes are due.

(b) If legislation is enacted that would require the Company’s stockholders to approve this Agreement, prior to a Change of Control, due solely to the provision contained in subsection (a) of this Section 7, then: (i) from and after such time as stockholder approval would be required, until stockholder approval is obtained as required by such legislation, subsection (a) shall be of no force and effect; (ii) if the Company seeks stockholder approval of any other agreement providing similar benefits to any other Employee of the Company, the Company shall seek stockholder approval of this Agreement at the same stockholders’ meeting or meetings at which the stockholders consider any such other agreement; and (iii) the Company and the Employee shall use their best efforts to consider and agree in writing upon an amendment to this Section 7 such that, as amended, such Section would provide the Employee with the benefits intended to be afforded to the Employee by subsection (a) without requiring stockholder approval.

8. SUCCESSORS.

(a) If the Company sells, assigns or transfers all or substantially all of its business and assets to any Person (as defined in Appendix A hereto) or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any Person (any such event, a “Sale of Business”), then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to such Person, and the Company shall cause such Person, by written agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such agreement prior to the effective date of such Sale of Business shall be a material breach of this Agreement. In case of such assignment by the Company and of assumption and agreement by such Person, as used in this Agreement, “Company” shall thereafter mean such Person which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, and this Agreement shall inure to the benefit of, and be enforceable by, such Person. The Employee shall, in the Employee’s discretion, be entitled to proceed against any or all of such Persons, any Person which theretofore was such a successor to the Company (as defined in the first paragraph of this Agreement) and the Company (as so defined) in any action to enforce any rights of the Employee hereunder. Except as provided in this Subsection, this Agreement shall not be assignable by the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

(b) This Agreement and all rights of the Employee shall inure to the benefit of and be enforceable by the Employee’s personal or legal representatives, executors, administrators, heirs and beneficiaries. All amounts payable to the Employee under Sections 3, 5, and 7 of this Agreement if the Employee had lived shall be paid, in the event of the Employee’s death, to the Employee’s estate, heirs and representatives; provided, however, that the foregoing shall not be construed to modify any terms of any benefit plan of the Company, as such terms are in effect on the date of the Employee’s death, that expressly govern benefits under such plan in the event of the Employee’s death.

9. SEVERABILITY. The provisions of this Agreement shall be regarded as divisible, and the parties agree that if any of said provisions or any part hereof shall under any circumstances be deemed or declared invalid, inoperative or unenforceable, then the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

10. AMENDMENT. This Agreement (as hereby amended and restated) may not be further amended or modified at any time except by written instrument executed by the Company and the Employee.

11. WITHHOLDING. The Company shall be entitled to withhold from amounts to be paid to the Employee hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law (unless the Employee has otherwise indicated in writing). The Company shall be entitled to rely on an opinion of nationally recognized tax counsel if any question as to the amount or requirement of any such withholding shall arise.

12. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when actually received, whether hand-delivered, sent by telecopier, facsimile transmission or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee, to:

Peter L. Vosotas

2849 Shady Oak Ct.

Clearwater, FL 33759

If to the Company, to:

Nicholas Financial, Inc.

2454 McMullen Booth Road Building C

Clearwater, Florida 33759

Attn: Senior Vice President-Finance

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

13. NO WAIVER; ENTIRE AGREEMENT. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement and any equity award agreements between the Company and the Employee constitute the entire agreement between the parties hereto with respect to the Employee’s employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Employee which are not set forth in this Agreement or such equity award agreements.

14. NO ASSIGNMENT. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect.

15. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party hereto of facsimile copies of signature pages hereto duly executed by such party; provided, however, that any party delivering a facsimile signature page covenants and agrees to deliver promptly after the date hereof two (2) original copies to the other party hereto.

16. GOVERNING LAW.

(a) The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Florida, except that Section 16(b) shall be construed in accordance with the Federal Arbitration Act if arbitration is chosen by the Employee as the method of dispute resolution.

(b) Any dispute arising out of this Agreement shall, at the Employee’s election, be determined by either (i) arbitration under the rules of the American Arbitration Association then in effect (but subject to any evidentiary standards set forth in this Agreement), in which both parties shall be bound by the arbitration award, or (ii) by litigation. Whether the dispute is to be settled by arbitration or litigation, the venue for the arbitration or litigation shall be Tampa, Florida. The parties consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs, and each party irrevocably consents to service of process in the manner provided hereunder for the giving of notices.

17. CERTAIN RULES OF CONSTRUCTION ; CODE SECTION 409A.

(a) No party shall be considered as being responsible for the drafting of this Agreement for the purpose of applying any rule construing ambiguities against the drafter or otherwise. No draft of this Agreement shall be taken into account in construing this Agreement. Any provision of this Agreement which requires an agreement in writing shall be deemed to require that the writing in question be signed by the Employee and an authorized representative of the Company.

(b) The Company and the Employee intend the terms of this Agreement to be in compliance with Section 409A of the Code and the regulations promulgated thereunder. To the maximum extent permissible, any ambiguous terms of this Agreement shall be interpreted in a manner that avoids a violation of Section 409A of the Code. The phrase “termination of the Employee’s employment” and similar phrases in this Agreement shall mean the Employee’s “separation from service” as defined in Section 409A of the Code. The Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit, including but not limited to consequences related to Section 409A of the Code.

(c) If, after the date of a Change of Control of the Company, any payment amount or the value of any benefit under this Agreement is required to be included in the Employee’s income prior to the date such amount is actually paid or the benefit provided as a result of the failure of this Agreement (or any other arrangement that is required to be aggregated with this Agreement under Code Section 409A) to comply with Code Section 409A, then the Employee shall receive a distribution, in a lump sum, within 90 days after the date it is finally determined that the Agreement (or such other arrangement that is required to be aggregated with this Agreement) fails to meet the requirements of Section 409A of the Code; such distribution shall equal the lesser of (i) the amount required to be included in the Employee’s income as a result of such failure and (ii) the benefits otherwise due hereunder, and shall in any event reduce the amount of payments or benefits otherwise due hereunder.

18. HEADINGS. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NICHOLAS FINANCIAL, INC.

By:
Ralph T. Finkenbrink
Sr. VP - Finance & CFO

EMPLOYEE:

Printed Name: Peter L. Vosotas

APPENDIX A

For purposes of Section 5(d) of this Agreement, a Change of Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any person or entity, or group thereof acting in concert (a “Person”) (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company), being or becoming the “beneficial owner” (as such term is defined in Securities and Exchange Commission (“SEC”) Rule 13d-3 under the Exchange Act) of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the combined voting power, on any matters brought to a vote of shareholders, of twenty percent (20%) or more of the then outstanding shares of voting securities of the Company; or

(ii) the sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company’s assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

(iii) the merger, consolidation, share exchange or reorganization of the Company (or one or more direct or indirect subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

(iv) the adoption of a plan of complete liquidation or the approval of the dissolution of the Company; or

(v) the commencement (within the meaning of SEC Rule 13e-4 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

(vi) a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement.

A-1